Exhibit 99.2

BANK ONE ISSUANCE TRUST

Asset Pool One Monthly Servicer's Certificate

Monthly Period: May 2004

1.	Capitalized terms used in this certificate have their respective meanings set forth in the Indenture, dated as of May 1, 2002 and the Asset Pool One Supplement, dated as of May 1, 2002, each between Bank One Issuance Trust and Wells Fargo Bank, National Association, and the Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002, between Bank One, Delaware, National Association and The Bank of New York (Delaware).

2.	Bank One, Delaware, National Association is, as of the date hereof, the Transferor, Servicer and Administrator under the Transfer and Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	Collateral of Asset Pool One as of the last day of the related Monthly Period

	Collateral Certificates		18,000,000,000.00
	Principal Receivables		4,970,860,009.05
	Excess Funding Amount		0.00

	TOTAL		22,970,860,009.05

5a.	The Nominal Liquidation Amount of Asset Pool One notes as of the last day of the related Monthly Period

	ONEseries		20,450,000,000.00

	TOTAL		20,450,000,000.00

5b.	Asset Pool One Transferor Amount as of the last day of the related Monthly Period		2,520,860,009.05

5c.	Asset Pool One Required Transferor Amount for the related Monthly Period		198,834,400.36

6a.	The aggregate amount of Collections of Principal Receivables received by Asset Pool One for the related Monthly Period		4,368,031,995.11

6b.	The aggregate amount of Collections of Principal Receivables allocated pursuant to Section 3.3 of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	89.05%	3,889,719,445.09

	TOTAL	89.05%	3,889,719,445.09

7a.	The aggregate amount of Collections of Finance Charge Receivables received by Asset Pool One for the related Monthly Period		308,795,475.80

7b.	The aggregate amount of Collections of Finance Charge Receivables allocated pursuant to subsection 3.2(a) of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	89.05%	274,981,448.88

	TOTAL	89.05%	274,981,448.88

8a.	The Asset Pool One Servicing Fee for the related Monthly Period		28,705,879.55

8b.	The Asset Pool One Servicing Fee allocated to each Series pursuant to subsection 3.4(b) of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	89.05%	25,562,500.00

	TOTAL	89.05%	25,562,500.00

9a.	The Asset Pool One Default Amount for the related Monthly Period		114,226,016.18

9b.	The Asset Pool One Default Amount allocated to each Series pursuant to subsection 3.2(b) of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	89.05%	101,717,926.23

	TOTAL	89.05%	101,717,926.23

10.	The percentage of outstanding balances in Asset Pool One that were delinquent as of the end of the day of the last day of the related Monthly Period.

	30-59 days		1.09%
	60-89 days		0.79%
	90-119 days		0.69%
	120-149 days		0.58%
	150-179 days		0.56%

	TOTAL		3.71%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this 11th day of June 2004.

BANK ONE, DELAWARE, National Association as Servicer

By:	/s/ DIANE RUTH
Diane Ruth Vice President

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